Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

     In connection with the Quarterly Report of Centaur Guernsey L.P. Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joseph F. Woody, as President and Chief Executive Officer of the Company and Robert P. Hureau, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, to the best of their knowledge, respectively, that (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2013

/s/ Joseph F. Woody
Joseph F. Woody
President and Chief Executive Officer

/s/ Robert P. Hureau
Robert P. Hureau
Executive Vice President and Chief Financial Officer